UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 22, 2005


                            STERLING CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-50132                 76-0502785
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


333 CLAY STREET, SUITE 3600, HOUSTON, TEXAS                       77002-4109
  (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (713) 650-3700


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 22, 2005, Sterling Chemicals, Inc. (the "Company") and BASF Corporation ("BASF") executed a Second Amended and Restated Plasticizers Production Agreement (the "Amended and Restated Agreement"), effective as of January 1, 2006.

         Since 1986, the Company has sold all of its production of plasticizers esters, phthalic anhydride and oxo-alcohols (the "Products") to BASF pursuant to a product sales agreement that was scheduled to expire on December 31, 2007 (the "Production Agreement"). Under the Production Agreement, BASF provides the Company with most of the raw materials required to produce the Products, reimburses the Company monthly for its actual production costs, makes certain quarterly payments to the Company and markets the Products. In addition, the Company shares in the profits and losses realized by BASF in connection with the sale of the Products.

         Under the Amended and Restated Agreement, the term of the Production Agreement will be extended until December 31, 2013, subject to the right of BASF to terminate the Amended and Restated Agreement as of December 31, 2010, December 31, 2011 or December 31, 2012 by providing the Company with one year's prior notice and the payment of an early termination fee. In addition, BASF will have the right to terminate the Amended and Restated Agreement at any time if the fixed costs associated with producing the Products exceed a specified level, subject to the right of the Company to avoid that termination by capping the amount of fixed costs that BASF is required to reimburse and subject, in some cases, to the payment by BASF of an early termination fee. BASF will continue to provide most of the raw materials required to produce the Products, reimburse the Company monthly for its actual production costs, make certain quarterly payments to the Company and market the Products. The Company will not, however, share in the profits and losses realized by BASF in connection with the sale of the Products. In connection with the entry into the Amended and Restated Agreement, BASF will also pay the Company a one-time fee, paid over three installments with the last installment due in December 2006, for the right to terminate BASF's obligations related to production of oxo alcohols at any time on or before December 31, 2007. There is no other material relationship between the Company or any of its affiliates and BASF or any of its affiliates.

         Statements in this report that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning the Company's expectations for receiving future payments under the Amended and Restated Agreement. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K. Investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 22, 2005


                                  STERLING CHEMICALS, INC.

                                  By: /s/ Richard K. Crump
                                      --------------------------------------
                                      Richard K. Crump
                                      President and Chief Executive Officer